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                                                                     Exhibit 4.4

                         INVESTOR STOCKHOLDERS AGREEMENT

            This Investor Stockholders Agreement is made as of December 27, 2005 among SHG Holding Solutions, Inc., a Delaware corporation (the "COMPANY"), Onex Partners LP, a Delaware limited partnership ("ONEX PARTNERS"), the Stockholders listed on the signature pages of this Agreement and such other Stockholders of the Company as may, from time to time, become parties to this Agreement in accordance with the provisions hereof.

            Upon consummation of the transactions contemplated by the Agreement and Plan of Merger, dated as of October 22, 2005, as amended, among the Company, Skilled Healthcare Group, Inc., a Delaware corporation ("SHG"), SHG Acquisition Corp., a Delaware corporation ("MERGER SUB"), Heritage Partners Management Company, LLP, a Delaware limited liability partnership, Heritage Fund II, L.P., a Delaware limited partnership and Heritage Investors II, L.L.C., a Delaware limited liability company in connection with the merger of Merger Sub with and into SHG and of certain related transactions to be consummated concurrently therewith (the "CLOSING"), Onex Partners and certain other Stockholders will own or may hereafter acquire certain Shares and certain options, and other rights to acquire Shares from the Company, by exercise, conversion, exchange or otherwise. The Company, the Onex Investors and certain other Stockholders are parties to a Registration Agreement (the "REGISTRATION AGREEMENT"), also dated as of the date hereof.

            All of the Stockholders desire to enter into this Agreement for the purpose of regulating certain aspects of the Stockholders' relationships with one another and with the Company and in order to provide for the stability of the Company.

            The parties, intending to be legally bound hereby, agree as follows:

                                   ARTICLE 1

                               Certain Definitions

            1.1 Certain Definitions. When used in this Agreement the following terms shall have the respective meanings shown:

            "AFFILIATE" means, with respect to any Person, (a) any director or executive officer of such Person, (b) any spouse, parent, sibling, descendant or trust for the exclusive benefit of such Person or his or her spouse, parent, sibling or descendant (or the spouse, parent, sibling or descendant of any director or executive officer of such Person), and (c) any other Person that, directly or indirectly, controls or is controlled by or is under common control with such Person. For the purpose of this definition, (i) "control" (including with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any
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Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, status as a general partner, or by contract or otherwise and (ii) Onex Corporation shall be deemed to control any Person controlled by Gerald W. Schwartz so long as Mr. Schwartz controls Onex Corporation.

            "APPROVED SALE" has the meaning set forth in Section 5.2(a).

            "BOARD" means the board of directors of the Company.

            "BUSINESS DAY" means any day which is neither a Saturday or Sunday nor a legal holiday on which banks are authorized or required to be closed in New York City.

            "CLASS A PREFERRED STOCK" means shares of the Company's 8% cumulative accreting convertible class A preferred stock, par value $0.001 per share.

            "COMMON STOCK" means the Company's common stock, par value $0.001 per share.

            "CONSOLIDATED INDEBTEDNESS" means, as of any date, the aggregate amount outstanding, on a consolidated basis, of (a) all obligations of the Company or its subsidiaries for borrowed money, (b) all obligations of the Company or its subsidiaries evidenced by bonds, debentures, notes or other similar instruments or upon which interest charges are customarily paid, (c) all obligations of the Company or its subsidiaries for the deferred purchase price of property or services, except current accounts payable arising in the ordinary course of business and not overdue beyond such period as is commercially reasonable for the Company or its subsidiaries' business, (d) all obligations of the Company or its subsidiaries under conditional sale or other title retention agreements relating to property purchased by such Person and all capitalized lease obligations, (e) all payment obligations of the Company or its subsidiaries on or for currency protection agreements, (f) all obligations of the Company or its subsidiaries as an account party under any letter of credit (excluding those supporting trade payables), (g) all obligations of the Company or its subsidiaries or any third party secured by property or assets of the Company or its subsidiaries (regardless of whether or not such Person is liable for repayment of such obligations) and (h) all guarantees of the Company or its subsidiaries.

            "EBITDA" means the consolidated net income of the Company and its subsidiaries, adjusted by adding thereto, to the extent deducted in determining such consolidated net income, interest, taxes, depreciation and amortization, for the four consecutive fiscal quarters immediately preceding the relevant Put Event, as calculated in accordance with generally accepted accounting principles in the United States consistently applied, based on the Company's consolidated financial statements for the applicable period. If fewer than four full fiscal quarters have elapsed from the date of this Agreement through the date of the relevant Put Event, EBITDA shall be determined by reference to the results of such full fiscal quarters, divided by

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the number of such full fiscal quarters, and multiplied by four. The Board may make such adjustments to EBITDA as it determines in good faith are appropriate to reflect non-recurring or unusual items.

            "MAJORITY ONEX INVESTORS" means Onex Investors holding, in the aggregate, a majority of the shares of Common Stock held by all Onex Investors.

            "MANAGEMENT INVESTOR" means any of Boyd W. Hendrickson, John E. King, Jose C. Lynch, Roland G. Rapp and Mark Wortley, and any other individual employed by the Company or any subsidiary of the Company at the time he or she becomes a party to this Agreement and is identified as a "Management Investor" on the signature pages of this Agreement, in each case for so long as such individual is employed by the Company or any subsidiary of the Company.

            "ONEX CORPORATION" means Onex Corporation, an Ontario corporation.

            "ONEX INVESTOR" means Onex Partners, Onex Corporation or any Affiliate of Onex Partners or Onex Corporation that is a holder of Shares or other equity interests of the Company.

            "OTHER INVESTOR" means any holder of Shares that is or becomes a party to this Agreement other than (a) an Onex Investor and (b) the transferees of the Onex Investors that acquire all of the Shares held by the Onex Investors as of the date hereof.

            "PERSON" means an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization or a government or any department or agency thereof.

            "PREFERRED STOCK" means, as applicable, the Class A Preferred Stock and any other shares of preferred stock, if any, that are designated by the Board or otherwise created after the date of this Agreement.

            "PUBLIC OFFERING" means the sale of Common Stock in a public offering registered under the Securities Act.

            "PUBLIC SALE" means any sale of shares of Common Stock to the public pursuant to an offering registered under the Securities Act or to the public through a broker or dealer or to a market maker pursuant to the provisions of Rule 144 (or any similar provision then in force) adopted under the Securities Act.

            "PUT PRICE" means, as of any date, (a) with respect to any Put Securities that are shares of Common Stock, a per Share price equal to the quotient of (i) the excess of (A) the product of six times EBITDA (in the case of a put pursuant to Section 5.3(a)) or five times

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EBITDA (in the case of a put pursuant to Section 5.3(b)) for the four most recent fiscal quarters prior to such date, over (B) the aggregate amount of the Consolidated Indebtedness, plus the aggregate Liquidation Value (as such term is defined, as applicable, in the Company's certificate of incorporation or in a certificate of designation) and any accumulated and unpaid dividends on all outstanding shares of Preferred Stock, less the amount of excess cash, each as of the end of the period for which EBITDA is calculated, divided by (b) the aggregate number of shares of Common Stock outstanding at the time of the relevant Put Event, and (b) with respect to any Put Securities that are shares of Preferred Stock, a per Share price equal to 100% (in the case of a put pursuant to Section 5.3(a)) or 85% (in the case of a put pursuant to Section 5.3(b)) of the sum of the Liquidation Value of such Share and any accumulated and unpaid dividends thereon. If the relevant Put Event occurs prior to the completion of one full fiscal quarters from the date of this Agreement, the Put Price shall be the cash price per Share paid by the Management Investor for the Put Securities.

            "PUT EVENT" has the meaning set forth in Section 5.3(a).

            "PUT SECURITIES" means all of the Shares owned by a Management Investor and any transferee for whom the Management Investor serves as the Stockholder Representative, excluding any Shares issued under the Company's Restricted Stock Plan.

            "QUALIFIED PUBLIC OFFERING" means the sale of Common Stock in an underwritten public offering registered under the Securities Act.

            "SALE OF THE COMPANY" means any transaction pursuant to which Person(s) other than the Company's existing Stockholders as of the date hereof and their respective Affiliates acquire (a) capital stock of the Company possessing the voting power under normal circumstances to elect a majority of the Board (whether by merger, consolidation, recapitalization, reorganization or sale or transfer of the Company's equity interests or otherwise) or (b) all or substantially all of the Company's assets (determined on a consolidated basis).

            "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time.

            "SHARES" means (a) the shares of the Company's Common Stock and Preferred Stock purchased, issued to or otherwise acquired by any Stockholder, including any such shares acquired upon the exercise of any warrant or option, and (b) any equity securities issued or issuable, directly or indirectly, with respect to the securities referred to in clause (a) by way of dividend or share split, exchange or conversion, or in connection with a combination of Shares, shares, recapitalization, merger, consolidation or other reorganization. As to any particular equity interests constituting Shares, such Shares will continue to be Shares subject to this Agreement in the hands of any holder of such Shares (other than Shares sold to purchasers pursuant to a Public Sale).

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            "STOCKHOLDER" means any holder of Shares that is or becomes a party to this Agreement.

            "STOCKHOLDER REPRESENTATIVE" has the meaning set forth in Section 4.3(a).

            "VESTED PUT DATE" has the meaning set forth in Section 5.3(c).

            "VESTED PUT OPTION" has the meaning set forth in Section 5.3(c).

                                   ARTICLE 2

                        Board of Directors of the Company

            2.1 Board of Directors.

            (a) Each of the Stockholders will vote all of its Shares, and the Company will take all necessary or desirable action within its control, in order to cause the election to the Board of such individuals as may be designated from time to time by the Majority Onex Investors.

            (b) The provisions of this Article 2 will terminate automatically upon the earlier to occur of (i) an Approved Sale or (ii) a Qualified Public Offering.

                                   ARTICLE 3

                   Covenants of the Company and Other Matters

            3.1 Financial Information. So long as a Stockholder owns any Shares and requests the Company to provide information under this Section, the Company shall furnish or otherwise make available to such Stockholder the following:

            (a) as promptly as practicable, and in any event within 90 days after the end of each fiscal year of the Company, copies of the audited annual consolidated financial statements of the Company and its subsidiaries, including a consolidated balance sheet of the Company and its subsidiaries as at the end of such fiscal year, consolidated statements of income and of cash flow of the Company and its subsidiaries for such fiscal year and the related notes thereto, and stating in comparative form the figures as of the end of and for the previous fiscal year, accompanied by an audit report thereon by a firm of independent certified public accountants of national recognition, and

            (b) as promptly as practicable, and in any event within 45 days after the end of each fiscal quarter of the Company, copies of the unaudited quarterly consolidated financial statements of the Company and its subsidiaries, including a consolidated balance sheet of the Company and its subsidiaries as at the end of such fiscal quarter, and consolidated statements of

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income and of cash flow of the Company and its subsidiaries for such fiscal quarter and year to date period, and stating in comparative form the figures as of the end of and for the corresponding fiscal quarter and year to date period in the previous fiscal year; provided, that such statements need not cover periods prior to the date hereof.

            The Board may require that Other Investors execute a confidentiality agreement acceptable to the Board as a condition to the receipt of the financial information set forth in this Sections 3.1, but such confidentiality agreement shall not apply to any financial information made publicly available by the Company in connection with or following a Public Offering.

            (c) The provisions of this Section 3.1 will terminate automatically upon the earlier to occur of (i) an Approved Sale or (ii) a Qualified Public Offering.

            3.2 Multiple Voting Stock upon IPO. The Stockholders hereby agree to approve and to raise no objection to the implementation, at the election of the Majority Onex Investors in connection with an initial Public Offering or an initial Qualified Public Offering, of a multiple vote stock to be exchanged for the Shares that are held by the Stockholders. In the event that such multiple vote stock is issued, the Stockholders agree to enter into a voting agreement (in addition to that provided by Section 8.1), which provides that each Stockholder, so long as such Stockholder holds Company common stock exchanged for Shares, will vote for the election to the Board of individuals designated from time to time by the Majority Onex Investors. Such voting arrangement will terminate at such time as the Onex Investors cease to own in the aggregate at least 10% of the Company's equity securities held by them immediately after giving effect to the initial Public Offering or initial Qualified Public Offering, as the case may be.

                                   ARTICLE 4

                       Restrictions on Transfer of Shares

            4.1 Transfer of Stockholder Shares. No Other Investor shall sell, transfer, assign, pledge, exchange or otherwise dispose of (a "TRANSFER") any interest in Shares except pursuant to the provisions of this Article 4, Article 5 or pursuant to a Public Sale.

            4.2 First Offer Right.

            (a) At any time after the fifth anniversary of the date of this Agreement and prior to a Qualified Public Offering, any Other Investor (the "TRANSFERRING STOCKHOLDER") may Transfer Shares pursuant to a bona fide offer from a Person other than an Affiliate of such Other Investor by complying with this Section 4.2; provided, that a Management Investor may not Transfer any Shares that are owned by such Management Investor on the date of this Agreement unless such Transfer includes all (and not less than all) Shares owned by the Management Investor on the date of this Agreement (including Shares that are Transferred pursuant to Section 4.3(a)(i), but not including any Shares that are Transferred pursuant to Section 4.3(a)(ii)). In

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order to do so, the Transferring Stockholder must deliver a notice (the "OFFER
NOTICE") to the other Stockholders and to the Company, disclosing the proposed number and type of Shares (the "SUBJECT SHARES") to be Transferred, the identity of the proposed purchasers, and, in reasonable detail, the proposed terms and conditions of the Transfer, which must include payment of the purchase price in cash at the closing of the Transfer. Then, each of the Stockholders other than the Transferring Stockholder that own Shares of the same type as the Subject Shares (collectively the "FIRST OFFER STOCKHOLDERS") may elect to purchase its First Offer Percentage of the Subject Shares specified in the Offer Notice at the price per Subject Share in cash and on the other terms specified therein by delivering notice of such election to the Transferring Stockholder within 30 days after the delivery of the Offer Notice; if less than all of the First Offer Stockholders elect to make such purchase, the remaining Subject Shares shall be reoffered to those First Offer Stockholders who have elected to make such purchase under procedures specified by the Company until either an election to purchase all of the Subject Shares has been made or no First Offer Stockholder is willing to increase the number of Subject Shares that it is electing to purchase. If the First Offer Stockholders have not elected to purchase all of the Subject Shares within 45 days after delivery of the Offer Notice, the Company may elect to purchase all (but not less than all) of the Subject Shares that the First Offer Stockholders did not elect to purchase at the price per Subject Share in cash and on the other terms specified in the Offer Notice by delivering notice of such election to the Transferring Stockholder within 60 days after delivery of the Offer Notice. If the Company and/or the First Offer Stockholders have elected to purchase all (but not less than all) of the Subject Shares from the Transferring Stockholder, the transfer of such Subject Shares pursuant to such elections will be consummated at a time and place specified by the Company within 90 days after delivery of the Offer Notice. If (and only if) the Company and the First Offer Stockholders have not elected to purchase all of the Subject Shares within 60 days after delivery of the Offer Notice, the elections of the Company and the First Offer Stockholders to purchase less than all of the Subject Shares shall be ineffective and the Transferring Stockholder may, not less than 60 days or more than 120 days after delivery of the Offer Notice, transfer all (but not less than all) of the Subject Shares to the proposed purchasers set forth in the Offer Notice at the same price per Subject Share in cash and on the same other terms offered to the Company and the First Offer Stockholders in the Offer Notice; provided, that prior to such Transfer, such transferees shall have agreed in writing to be bound by the provisions of this Agreement. If the Subject Shares are not so transferred within such period, they will be subject to the provisions of this Section 4.2(a) with respect to subsequent transfer and the Transferring Stockholder will not be entitled to deliver another Offer Notice for 90 days after the Subject Shares again become subject to this Section 4.2(a).

            (b) If the Board determines in good faith that the acquisition of Subject Shares by a proposed purchaser identified in an Offer Notice could have an adverse effect on the Company for competitive or regulatory reasons, the Company shall deliver notice of that determination to the Stockholders within 20 days after delivery of the Offer Notice, such Offer Notice shall be void and of no effect and the contemplated Transfer of the Subject Shares by the Transferring Stockholder shall be prohibited. The Transferring Stockholder shall provide the Board with such information as the Board may reasonably request in order to make that

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determination and the 20-day period referred to in the preceding sentence shall be tolled during any period in which such information has been requested and not supplied.

            (c) The Stockholders may transfer any of their respective rights to purchase the Subject Shares under Section 4.2(a) to any of their respective Affiliates; provided, that prior to such transfer, such Affiliate shall have agreed in writing to become a party to this Agreement.

            (d) A First Offer Stockholder's "FIRST OFFER PERCENTAGE" is the quotient obtained by dividing the number of Shares of the same type as the Subject Shares held by such First Offer Stockholder by the number of Shares of the same type as the Subject Shares held by all First Offer Stockholders.

            4.3 Permitted Transfers.

            (a) The restrictions contained in this Article 4 shall not apply with respect to (i) any Transfer of Shares by any Stockholder to or among its Affiliates or (ii) any Transfer of Shares by any Stockholder to any other Stockholder; provided, that the restrictions contained in this Article 4 shall continue to be applicable to the Shares after any such Transfer and provided further that the transferees of such Shares shall have agreed in writing to become parties to this Agreement. Any Management Investor transferring Shares pursuant to this Section 4.3(a)(i) (or such Management Investor's executor, personal representative or legal representative in the event of death or incapacity) shall remain the "STOCKHOLDER REPRESENTATIVE" with respect to all such transferred Shares and shall be responsible for all consents, notices and other communication between the Company and the other Stockholders, on the one hand, and the transferee(s) of such Shares, on the other hand, as well as receipt of the Put Price, if applicable. Without limiting the foregoing, (i) only the Stockholder Representative shall give or receive any Offer Notice or Put Notice or have the right to elect to purchase Subject Shares under Section 4.2(a) or to sell Shares under Section 5.3(a), (ii) the number of Shares held by the Stockholder Representative as a First Offer Stockholder shall be deemed to include the Shares held by his transferee(s)(but shall not include shares sold in a Public Sale), and (iii) the Shares held by the Stockholder Representative's transferees (other than Shares sold in a Public Sale) shall be deemed to be Put Securities of the Stockholder Representative and all references to "Management Investor" in Section 5.3 shall be deemed to include such transferees.

            (b) Notwithstanding the provisions of Section 4.2, from the date the Company completes a Qualified Public Offering, an Other Investor may sell Pre-QPO Shares only pursuant to Public Sale, and limited to a percentage of the Other Investor's Pre-QPO Shares equal, at the date of any Public Sale, to:

                  (i) the greater of

                        (A) a cumulative number of Pre-QPO Shares accruing as follows: 12.5% of the Other Investor's Pre-QPO Shares on the date of the Qualified

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      Public Offering and 12.5% of the Other Investor's Pre-QPO Shares on each anniversary of the Qualified Public Offering, but not to exceed an aggregate of 50% of the Other Investor's Pre-QPO Shares, and

                        (B) the cumulative percentage of Onex Investors' Pre-QPO Shares sold by Onex Investors, in and at any time after. the Qualified Public Offering and prior to such time, minus

                  (ii) the Pre-QPO Shares previously sold by the Other Investor, whether in the Qualified Public Offering, pursuant to this Section 4.3(b) or otherwise.

Any sale pursuant to this Section 4.3(b) shall be subject to the provisions of
Section 3 of the Registration Agreement.

As used herein, the term "PRE-QPO SHARES", as to any Person, means the shares of Common Stock held by that Person immediately prior to the consummation of a Qualified Public Offering, and including any shares of Common Stock issued upon the exercise of any warrant or option held by that Person or issuable upon conversion of any convertible securities, including Preferred Stock, held by that Person immediately prior to the consummation of a Qualified Public Offering.

            (c) The provisions of this Article 4 shall terminate automatically upon the earlier to occur of (i) an Approved Sale and (ii) the fifth anniversary of a Qualified Public Offering.

            (d) In the case of any Transfer pursuant to Section 4.3(a)(i), a transferee may at any time, and shall forthwith in the event that such transferee ceases to be an Affiliate of the transferor, transfer back to such transferor all of the Shares held by it.

                                   ARTICLE 5

                      Tag-Along, Drag-Along and Put Rights

            5.1 Tag-Along Right.

            (a) At least 30 days prior to any Transfer of Shares by any Onex Investor (the "INITIATING STOCKHOLDER"), such Initiating Stockholder shall deliver a written notice (the "SALE NOTICE") to each other Stockholder (including any other Onex Investor), specifying in reasonable detail the identity of the prospective transferee(s), the number and type of Shares to be transferred, the price per Share to be paid for such Shares, and the other terms and conditions of the Transfer. Each of such other Stockholders who own Shares of the type identified in the Sale Notice may elect to participate in the contemplated Transfer at the same price per Share and on the same terms by delivering written notice to the Initiating Stockholder within 15 days after

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delivery of the Sale Notice (each such electing Stockholder is a "PARTICIPATING
STOCKHOLDER"). Each Participating Stockholder will be entitled and obligated to sell in the contemplated Transfer, at the price per Share and on the same terms, a number and type of Shares equal to such Participating Stockholder's Tag-Along Percentage of the number of Shares proposed to be transferred by the Initiating Stockholder and the number of Shares to be transferred by the Initiating Stockholder in such contemplated Transfer shall be reduced by the number of Shares to be transferred by the Participating Stockholders (unless the Initiating Stockholder purchases such Shares directly from the Participating Stockholders pursuant to Section 5.1(b), simultaneously with and conditioned upon the closing of the sale by the Initiating Stockholder). However, the contemplated Transfer may provide for payment in securities, or a combination of cash and securities, to all Participating Stockholders that are accredited investors within the meaning of Regulation D under the Securities Act and in cash to Participating Stockholders that are not accredited investors or may provide Participating Stockholders that are accredited investors with the option to receive securities, or a combination of cash and securities, or cash while Participating Stockholders that are not accredited investors receive cash. The Initiating Stockholder may abandon the contemplated Transfer at any time prior to its closing without any liability or obligation under this Section 5.1. A Participating Stockholder's "TAG-ALONG PERCENTAGE" is the quotient obtained by dividing the number of Shares of the type identified in the Sale Notice owned by such Participating Stockholder by the sum of the aggregate number of Shares of the type identified in the Sale Notice owned by the Stockholders (including the Initiating Stockholder) and, without duplication, all other holders having co-sale rights with respect to such Transfer.

            (b) The Initiating Stockholder shall effect the participation of the Participating Stockholders in the contemplated Transfer by either (i) obtaining the agreement of the prospective transferee(s) to purchase from the Participating Stockholders the Shares which the Participating Stockholders are entitled to sell to such prospective transferee(s) pursuant to Section 5.1(a) or
(ii) purchasing the number of Shares from the Participating Stockholders which the Participating Stockholders would have been entitled to sell to the transferee(s) pursuant to Section 5.1(a) at the same price per Share and on the same terms and conditions at which such Participating Stockholders are entitled otherwise to sell such Shares to the transferee(s) pursuant to Section 5.1(a), in either case simultaneously with and conditioned upon the closing of the proposed Transfer.

            (c) The Participating Stockholders will use their best efforts to cooperate in the proposed Transfer and will take all necessary and desirable actions in connection with the consummation of the proposed Transfer as are reasonably requested by the Initiating Stockholder, including, but not limited to, entry into agreements and provision of representations, warranties and indemnification; provided, that no Participating Stockholder shall be required to enter into substantively different agreements or provide substantively different representations and warranties or indemnification than the Initiating Stockholder and each Participating Stockholder's obligations thereunder shall be several and limited to the proceeds received by such Stockholder in connection with such proposed Transfer.



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            (d) Prior to transferring its Shares pursuant to this Section 5.1, the Initiating Stockholder shall cause the prospective transferee to agree in writing to become a party to this Agreement.

            (e) The provisions of this Section 5.1 shall not apply to any Public Sale or Public Offering, to any Transfer in connection with a Sale of the Company or to any Transfer to an Onex Investor or an Affiliate of an Onex Investor; provided, that any Affiliate of an Onex Investor to which Shares are transferred must have agreed in writing to become a party to this Agreement.

            5.2 Drag-Along Right.

            (a) Subject to Section 5.2(b), if the Majority Onex Investors approve a Sale of the Company (the "APPROVED SALE"), the Stockholders will consent to and raise no objections to the Approved Sale and (i) if the Approved Sale is structured as a sale of Shares, the Stockholders will sell the types and classes of securities in the same relative proportions as do Onex Investors or Affiliates of Ones Investors on the terms and conditions approved by the Majority Onex Investors, (ii) if the Approved Sale is structured as a merger, consolidation or other reorganization, the Stockholders will vote in favor thereof and will not exercise any dissenters' rights of appraisal they may have under Delaware law, and (iii) if the Approved Sale is structured as a sale of all or substantially all of the Company's consolidated assets, the Stockholders will vote in favor thereof. The Stockholders will use their best efforts to cooperate in the Approved Sale and will take all necessary and desirable actions in connection with the consummation of the Approved Sale as are reasonably requested by the Majority Onex Investors, including, but not limited to, entry into agreements and provision of representations, warranties and indemnification, provided, that no Stockholder shall be required to enter into substantively different agreements or provide substantively different representations and warranties or indemnification than any other Stockholder and each Stockholder's obligations thereunder shall be several and limited to the proceeds received by such Stockholder in connection with such Approved Sale.

            (b) The obligations of the Stockholders with respect to the Approved Sale are subject to the satisfaction of the following conditions: (i) upon the consummation of the Approved Sale, all of the Stockholders will receive the same form and per Share amount of consideration for their Shares as all other Stockholders, or if any Stockholders are given an option as to the form and amount of consideration to be received, all Stockholders must be given the same option (except that the Approved Sale may provide for payment in securities, or a combination of cash and securities, to all Stockholders that are accredited investors within the meaning of Regulation D under the Securities Act and in cash to Stockholders that are not accredited investors or may provide Stockholders that are accredited investors with the option to receive securities, or a combination of cash and securities, or cash while Stockholders that are not accredited investors receive cash); and (ii) if the Approved Sale includes a sale to a Person that is

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an Onex Investor or an Affiliate of an Onex Investor, the holders of a majority of the voting control of the Shares held by the Other Investors may request that an appraisal of the fair market value of the securities to be sold and/or received (based on the fair market value of all of the Company's outstanding capital stock, without regard to any control premium or liquidity or minority discount) by the Other Investors in connection with such Approved Sale be made by an investment banking firm of national recognition mutually agreeable to such parties, and it shall be a condition to the consummation of such Approved Sale to an Onex Investor or an Affiliate of an Onex Investor that such Person pay as consideration to the Other Investors the fair market value as determined pursuant to such appraisal (if such appraisal results in a valuation greater than the valuation of the consideration proposed to be delivered in connection with such Approved Sale, the Company shall pay the costs of such appraisal, otherwise the requesting Stockholders shall pay such costs).

            (c) If the proposed Approved Sale involves the receipt by Stockholders of securities for which Section 4(2) of the Securities Act of 1933 or Rule 506 (or any similar rule then in effect) promulgated by the Securities and Exchange Commission may be available with respect to such negotiation or transaction (including a merger, consolidation or other reorganization), the Stockholders will, at the request of the Majority Onex Investors, and to the extent required to comply with Regulation D, appoint a purchaser representative (as such term is defined in Rule 501) reasonably acceptable to the Majority Onex Investors. If any Stockholder appoints a purchaser representative designated by the Majority Onex Investors, the Company will pay the fees of such purchaser representative, but if any Stockholder declines to appoint the purchaser representative designated by the Majority Onex Investors, such holder will appoint another purchaser representative (reasonably acceptable to the Majority Onex Investors), and such holder will be responsible for the fees of the purchaser representative so appointed.

            5.3 Put Rights on Certain Events.

            (a) If, prior to the Company's initial Public Offering, a Management Investor dies or suffers a permanent disability (the "PUT EVENT"), then such Management Investor's executor, personal representative or legal representative shall have the right to require the Company to purchase (a "PUT OPTION"), by delivery of a written notice (the "PUT NOTICE") to the Company within 180 days after the date of the Put Event (the "PUT PERIOD"), and the Company shall be required to purchase, all of the Put Securities at a price per Share equal to the applicable Put Price as of the date of the Put Event. As used herein, "PERMANENT DISABILITY" of a Management Investor means a physical or mental medical condition that renders such Management Investor incapable of full time employment and which is reasonably expected to continue to have such effect for more than one year. Any Management Investor who seeks to exercise the Put Option by reason of a permanent disability shall (i) authorize and direct his or her physicians and other health care professionals to discuss his or her medical condition with representatives of the Company (waiving any applicable privilege) and (ii) submit to examination by physicians designated by the Company.

            (b) Commencing as of December 27, 2010, and on each of the four subsequent one year anniversaries of such date (each such date a "VESTED PUT DATE"), the Management Investor shall have the right to require the Company to purchase (a "VESTED PUT OPTION"), in the 12 month period following such Vested Put Date, by delivery of a Put Notice to the Company, and the Company shall be required to purchase, up to 10% (16-2/3% in the case of Boyd Hendrickson) of the Put Securities owned by the Management Investor on the date hereof, at a price per Share equal to the applicable Put Price as of the date on which the Put Notice is delivered to the Company; provided, that the aggregate number of Put Securities that the Company shall be required to purchase under this Section 5.3(b) shall not exceed 50% of the Put Securities owned by the Management Investor on the date hereof.

            (c) The closing of any purchase of Put Securities by the Company pursuant to this Section 5.3 shall take place at the principal office of the Company within 15 days after the expiration of the relevant Put Period as the Company shall specify to such Management Investor (or, in the case of death or permanent disability, such Management Investor's executor, personal representative or legal representative) in writing (or such later date designated by the Company as may be necessary to determine the Put Price or confirm the existence of permanent disability). At such closing, such Management Investor (or, in the case of death or permanent disability, such Management Investor's executor, personal representative or legal representative) shall deliver to the Company certificates and/or other instruments representing, together with stock or other appropriate powers duly endorsed with respect to, the Put Securities, free and clear of all liens, encumbrances or other restrictions (other than pursuant to securities laws or this Agreement), against payment by the Company of the purchase price for the Put Securities in cash by delivery of a certified check payable to such Management Investor (or, in the case of death, such Management Investor's estate). Notwithstanding the foregoing, if the payment of all or any portion of the purchase price is not permitted to be made at the closing (or if distribution to the Company by its subsidiaries of the funds necessary for such payment) are not permitted by the terms any debt agreement(s) pursuant to which the Company or any of its subsidiaries has any indebtedness for borrowed money (each a "DEBT AGREEMENT" and collectively, the "DEBT AGREEMENTS"), or the payment would cause a Default or an Event of Default (as such terms are defined in any Debt Agreement), then that portion of the purchase price shall instead become a subordinated obligation of the Company (a "SUBORDINATE OBLIGATION"); the Subordinate Obligation shall not be payable during the continuance of a Default or an Event of Default (as defined in any Debt Agreement) or if such payment would not otherwise be permitted by any Debt Agreement or would result in a Default or an Event of Default (as defined under any Debt Agreement). The Subordinate Obligation shall be payable on the earlier to occur of (i) one day after the closing date of a complete refinancing of the Company's senior and subordinate debt and (ii) receipt by the Company of the written approval of its senior and subordinate lenders to pay the principal and interest on the obligation in full. The Subordinate Obligation shall accrue interest at the weighted average rate applicable from time to time on the Company's senior debt. The Company shall pre-pay the amount of any Subordinate Obligation, together with accrued and unpaid interest, as and when it is permitted to do so (and to cause its subsidiaries to distribute to the Company the funds necessary for such payment) without Default (as defined) or creating an

Event of Default (as defined) under any Debt Agreement, provided, that if there is more than one Subordinate Obligation outstanding, the Company shall make pre-payments on each Subordinate Obligation in the proportion that the outstanding amount thereof (including accrued and unpaid interest) bears to the then aggregate outstanding Subordinate Obligations (including accrued and unpaid interest).

            (d) If and to the extent a Management Investor (or, in the case of death or permanent disability, a Management Investor's executor, personal representative or legal representative) does not deliver a Put Notice within the Put Period or if the purchase of all Put Securities does not occur at the scheduled closing date through the fault of such Management Investor's executor, personal representative or legal representative, then such Management Investor's Put Option shall terminate.

            5.4 Termination. The provisions of this Article 5 shall terminate automatically upon the earlier to occur of (a) an Approved Sale and (b) a Qualified Public Offering.

                                   ARTICLE 6

                                Preemptive Rights

            6.1 Grant of Preemptive Right. Subject to Section 6.6, if the Company authorizes the issuance or sale of any Shares or securities convertible into or exercisable for Shares to any Onex Investor or Affiliate of an Onex Investor (other than the Company or any subsidiary of the Company) (together, the "PARTICIPATION SECURITIES"), the Company shall, on the terms and conditions of this Article 6, offer to each of the Other Investors who own Shares of the same type as the Participation Securities (or the securities into which the Participation Securities are convertible or for which they are exercisable) the right to purchase or subscribe for up to an aggregate number of Participation Securities equal to the product of (i) the total number of Participation Securities to be issued or sold by the Company and (ii) a fraction, the numerator of which is the aggregate number of Shares of the same type as the Participation Securities held by such Other Investor, and the denominator of which is the aggregate number of Shares of the same type as the Participation Securities outstanding, in each case, determined as of the date of the Preemptive Notice. For the purpose of this Article 6, "STOCKHOLDER PARTICIPATION SECURITIES" means, with respect to any Other Investor in connection with any proposed issuance or sale of Participation Securities, that number of Participation Securities as to which such Other Investor is entitled to exercise preemptive rights hereunder, calculated under the immediately preceding sentence. However, the Company may elect not to extend preemptive rights to any Other Investor that is not an "accredited investor" within the meaning of Regulation D under the Securities Act or whose participation in the offering would, in the reasonable judgment of the Company, require registration or qualification under any federal, state or foreign securities law and if it does so the Persons so excluded shall not be Other Investors for any purpose under this Article 6.

            6.2 Delivery of Preemptive Notice by the Company. If the Company proposes to issue or sell any Participation Securities in a transaction giving rise to the preemptive rights provided for in this Article 6, subject to Section 6.4, the Company shall send a written notice (the "PREEMPTIVE NOTICE") to each Other Investor at least 10 Business Days before the proposed date of such issuance or sale, setting forth (a) the type and, if not Shares, the terms and conditions of the Participation Securities, (b) the number of Participation Securities that the Company proposes to sell or issue, (c) the price (before any commission or discount) at which such Participation Securities are proposed to be issued or sold (or, in the case of an offering in which the price is not known at the time the Preemptive Notice is given, the method of determining such price and an estimate thereof), (d) the other material terms of the transaction, and (e) the aggregate number of Stockholder Participation Securities which may be purchased by such Other Investor (determined under Section 6.1).

            6.3 Delivery of Exercise Notice; Waiver of Preemptive Right. At any time within the 10 Business Days following the date the Company delivers the Preemptive Notice, an Other Investor may exercise the preemptive rights provided under this Article 6 by delivering notice to the Company (an "EXERCISE NOTICE") exercising such Other Investor's preemptive rights as to all, but not less than all, of its Stockholder Participation Securities. If any Other Investor does not deliver a timely Exercise Notice, such Other Investor shall be deemed to have irrevocably waived the preemptive rights provided by this Article 6 with respect to all Participation Securities that are the subject of the Preemptive Notice, and the Company shall be permitted to issue such Other Investor's Stockholder Participation Securities free from the preemptive rights provided under this
Article 6.

            6.4 Terms of Issuance of Sale of Participation Securities.

            (a) Subject to Section 6.4(b), (c) and (d) below, the purchase of, or subscription for Participation Securities by the Other Investors who exercise preemptive rights under this Article 6, shall be at the same price and on the same terms and conditions, including the date of sale or issuance, as are applicable to the proposed issuance or sale by the Company of the Participation Securities to any Onex Investor or Affiliate of a Onex Investor.

            (b) If the Company determines in good faith that the delay occasioned by complying with the procedures contemplated by this Article 6 would be prejudicial to the Company or its financial condition or business and operations, then the Company may before delivering the Preemptive Notice or after delivering the Preemptive Notice (but in such case before observing the time periods and other procedures set forth in this Article 6), (i) issue or sell all or any part of the Participation Securities to any Onex Investor or Affiliate of an Onex Investor without issuing or selling all or any part of the Stockholder Participation Securities of some or all of the Other Investors to any such Other Investors or (ii) issue or sell all or any part of the Participation Securities to any Onex Investor or Affiliate of an Onex Investor and also issue to any Onex Investor or Affiliate of an Onex Investor all or any part of the Stockholder Participation Securities of some or all of the Other Investors.

            If the Company elects to issue Participation Securities to any Onex Investor or Affiliate of an Onex Investor under this Section 6.4(b) before it delivers a Preemptive Notice, then the Company shall deliver the Preemptive Notice to each Other Investor no later than 10 Business Days after the date on which the Participation Securities are issued or sold to the Onex Investor or Affiliate of an Onex Investor. If at the time any Other Investor delivers a timely Exercise Notice in accordance with Section 6.3, the Company has not yet issued or sold the Stockholder Participation Securities that such Other Investor is entitled to purchase hereunder to an Onex Investor or Affiliate of an Onex Investor, then such unissued Stockholder Participation Securities shall be issued or sold by the Company to such Other Investor as promptly as practicable, but in no event later than 5 Business Days following the date of delivery of the Exercise Notice, at the same price, and on the same terms and conditions, as were applicable to the issuance or sale of Participation Securities to any Onex Investor or Affiliate of an Onex Investor.

            (c) If at the time an Other Investor delivers a timely Exercise Notice in accordance with Section 6.3, the Company has issued or sold some or all of the Stockholder Participation Securities that such Other Investor is entitled to purchase hereunder to any Onex Investor or Affiliate of an Onex Investor, then any such Stockholder Participation Securities shall be sold by an Onex Investor or Affiliate of an Onex Investor to such Other Investor as promptly as is practicable, but in no event later than 5 Business Days following the date of delivery of the Exercise Notice, at a price per Participation Security equal to the price paid by the Onex Investor or Affiliate of an Onex Investor therefor, plus interest on such amount from the date of purchase by the Onex Investor or Affiliate of an Onex Investor through the date of sale to the Other Investor, at a rate per annum equal to the then-effective prime rate, as announced by Citibank N.A. At the closing of any such sale by an Onex Investor or Affiliate of an Onex Investor, such Persons shall deliver to the Other Investor certificates representing the Stockholder Participation Securities to be conveyed, duly endorsed or accompanied by stock powers executed in blank, against payment of the purchase price therefor calculated hereunder.

            (d) If Participation Securities issued or sold by the Company consist of multiple types or classes of securities, then the Other Investors who elect to exercise their preemptive right shall purchase such types or classes of securities in the same relative proportions as do Onex Investors or Affiliates of Onex Investors. Further, if any Participation Securities to be issued or sold by the Company are to be issued or sold by the Company as part of a unit that includes, or otherwise together with other securities (including debt securities) of the Company that are not Participation Securities ("OTHER SECURITIES"), then any Other Investor exercising preemptive rights provided under this Article 6 must in connection therewith also purchase such Other Securities of the Company that are part of such unit or otherwise being issued or sold by the Company together with the Participation Securities, and the definitions of

"Participation Securities" and "Stockholder Participation Securities" shall for all purposes of this Article 6 be deemed to include any such Other Securities of the Company.

            6.5 Sale by Company Absent Exercise of Preemptive Right. If, with respect to any issuance or sale of Participation Securities in connection with which the Company has delivered Preemptive Notices, no Other Investor has delivered a timely Exercise Notice covering some or all Stockholder Participation Securities that are the subject of such Preemptive Notices, the Company shall, unless the Company has already done so in reliance on Section 6.4(b), have 120 days following the expiration of the 10 Business Day period following the date of delivery of the Preemptive Notice in which to sell all or any part of those Stockholder Participation Securities which Stockholders have not so elected to purchase to any Person or entity, including but not limited to any Onex Investor or Affiliate of an Onex Investor.

            6.6 Termination; Securities Excluded from Preemptive Right. The provisions of this Article 6 will terminate automatically upon the earlier to occur of (a) an Approved Sale or (b) a Qualified Public Offering and shall not apply to such Approved Sale or Qualified Public Offering. The provisions of this
Article 6 shall not apply to (i) Participation Securities issued in connection with a pro rata stock or stock dividend, stock split or recapitalization or the like, (ii) Participation Securities issued upon exercise or conversion of any exercisable or convertible securities or rights owned by an Onex Investor or Affiliate of an Onex Investor, (iii) Participation Securities issued in a Public Sale or Public Offering, whether or not any Onex Investor or Affiliate of an Onex Investor participates in such Public Sale or Public Offering, or (iv) Participation Securities issued in any transaction or series of related transactions in which less than 20% of the Participation Securities to be issued are purchased by Onex Investors or Affiliates of Onex Investors.

                                   ARTICLE 7

                               Transfers of Shares

            7.1 Transfers in Accordance with this Agreement. The Company may refuse to register any transfer of Shares on its transfer books if such transfer is not in accordance with this Agreement and in compliance with state and federal securities laws.

            7.2 Legending of Shares Certificates. The Shares may be uncertificated. All certificates representing Shares held by any Person subject to this Agreement (and by any permitted or required transferees who are bound by or subject to this Agreement) shall bear the following legend:

            THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD (WITHIN THE MEANING OF SUCH ACT) IN THE ABSENCE OF

            REGISTRATION UNDER SUCH ACT OR AN EXEMPTION THEREFROM. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND CERTAIN RESTRICTIONS ON THE VOTING OF SUCH SECURITIES CONTAINED IN THE INVESTOR STOCKHOLDERS AGREEMENT, DATED AS OF DECEMBER 27, 2005, AMONG THE ISSUER OF SUCH SECURITIES (THE "COMPANY") AND CERTAIN OF THE COMPANY'S STOCKHOLDERS. A COPY OF SUCH INVESTOR STOCKHOLDERS AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST.

            7.3 Default of Delivery.

            (a) In the event that any Stockholder, the Company, or any Stockholder's transferees or assignees (each, a "REQUIRING PARTY") have the right to acquire Shares from any other Stockholder or the right to require any such other Stockholder to sell any of its Shares to any other Person, pursuant to the terms of this Agreement (such selling Stockholder hereinafter referred to as the "TRANSFEROR" and such Requiring Party or any other Person to whom the Transferor is required to transfer Shares, as applicable, hereinafter referred to as the "TRANSFEREE") and the Transferor is not present at the closing, or is present but for any reason fails to produce and deliver to the Transferee the certificates or other instruments representing any of the Shares being transferred, then the cash purchase price, as and when payable, may be deposited into a bank account in the name of the Company and any other consideration permitted or required to be delivered in satisfaction of the purchase price shall be deposited with the Company. Such deposits shall constitute valid and effective payment to the Transferor of the purchase price for the Shares being transferred notwithstanding the fact that the Transferor may have voluntarily attempted to encumber or dispose of any of the Shares contrary to the terms hereof, or that one or more certificates or other evidences of ownership of such Shares may have been delivered to any other Person. From and after the date of such deposits (even though the stock certificates in the name of the Transferor have not been delivered to the Transferee), the purchase by and transfer of the Shares to the Transferee shall be deemed to have been fully completed and all right, title, benefit and interest of the Transferor in and to all such Shares, both at law and in equity, shall be conclusively deemed to have been transferred and assigned to and become vested in the Transferee and the Transferee will have the right to request that the Company enter the transfer into the Share register and the Company shall be entitled to so enter the transfer.

            (b) Where the Transferee has made a deposit in accordance with subsection (a), the Transferor shall be entitled to receive the cash purchase price of the Shares so deposited with the Company's bankers, and to receive any other consideration deposited with the

Company upon delivery to the Company of (i) the certificates or other instruments representing the Shares duly endorsed for transfer and (ii) any other document required to be delivered by the Transferor at closing, including, without limitation, the release or discharge of any encumbrance relating to the Shares and stock transfer stamps, if necessary.

                                   ARTICLE 8

                                  Miscellaneous

            8.1 Voting Agreement and Appointment of Proxy.

            (a) The Other Investors shall at all times vote their Shares (to the extent they are entitled to vote the same) as specifically provided herein or, if not so provided, in the same manner as the Shares held by the Majority Onex Investors are voted, on the election of directors and on all other matters which are submitted to a vote (or consent in lieu of voting) of the Company's Stockholders and on which such Shares are entitled to vote. To the extent permitted by law and for all purposes of this Agreement, each Other Investor, by its execution of this Agreement, hereby irrevocably constitutes and appoints Onex Partners and such other Persons as may from time to time be designated by the Majority Onex Investors, its proxy with full power of substitution to vote all of its Shares at any meeting of Stockholders of the Company, or to give consent in lieu of voting on the election of directors and on any matter which is submitted for a vote or consent to the Stockholders and on which such Shares are entitled to vote, provided, that such Shares are voted or consent is given with respect to it as specifically provided herein, or if not so provided, in the same manner as the Shares held by the Majority Onex Investors. The proxies and powers granted by the Other Investors pursuant to this Section 8.1 are coupled with an interest.

            (b) Each Stockholder represents that it has not granted and is not a party to any proxy, voting trust or other agreement which is inconsistent with or conflicts with the provisions of this Agreement, and no such holder of Shares shall grant any proxy or become party to any voting trust or other agreement which is inconsistent with or conflicts with the provisions of this Agreement.

            (c) The voting agreement set forth in this Section 8.1 shall terminate automatically upon an Approved Sale.

            8.2 Notices. All notices, consents and other communications required or permitted to be given under or by reason of this Agreement shall be in writing, shall be delivered personally or by e-mail or telecopy as described below or by reputable overnight courier, and shall be deemed given on the date on which such delivery is made, provided, that any such delivery made on a day that is not a Business Day, or that is made after 5:00 p.m. on a Business Day, shall be deemed to be given on the following Business Day. If delivered by e-mail or telecopy, such notices or communications shall be confirmed by a registered or certified letter

(return receipt requested), postage prepaid. Any such delivery shall be addressed to the intended recipient at the following addresses (or at such other address for a party as shall be specified by such party by like notice to the other parties):

            If to the Company or an Onex Investor: c/o Onex Investment Corp.
                                                   712 Fifth Avenue
                                                   New York, New York  10019
                                                   Attention: Robert M. Le Blanc
                                                   Fax No.: (212) 582-0909

                  with a copies to:                SHG Holding Solutions, Inc.
                                                   27442 Portola Parkway,
                                                      Suite 200
                                                   Foothill Ranch, California
                                                      92610
                                                   Attention: Chief Executive
                                                      Officer

                  and:                             Kaye Scholer LLP
                                                   425 Park Avenue
                                                   New York, New York  10022
                                                   Attention: Joel I. Greenberg
                                                   Fax No.: (212) 835-8211

            If to any Other Investor at such Other Investor's address as set forth on such Other Investor's signature page hereto.

            If to any other Person which becomes a party to this Agreement in accordance with the terms hereof, at the address for delivery of notices or communications given to all other parties by such party at such time.

            8.3 Interpretation. In this Agreement, unless a contrary intention appears, (a) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision, (b) the words "include," "includes" or "including" shall be deemed to be followed by the words "without limitation,"
(c) reference to any Article or Section means such Article or Section hereof,
(d) words of any gender shall be deemed to include each other gender, and (e) words using the singular or plural number shall also include the plural or singular number, respectively. No provision of this Agreement shall be interpreted or construed against any party hereto solely because such party or its legal representative drafted such provision.

            8.4 Captions. The captions in this Agreement are for convenience of reference only and shall not be given any effect in the interpretation of this Agreement.

            8.5 Time. Time shall be of the essence of this Agreement.

            8.6 Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

            8.7 Governing Law and Venue. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, without regard to the choice of law provisions thereof. Each party to this Agreement irrevocably submits to the exclusive jurisdiction of the Chancery Court of the State of Delaware and the United States District Court for the District of Delaware in connection with any action, suit or proceeding arising out of or relating to this Agreement, the parties hereto hereby waiving any claim or defense that such forum is not convenient or proper. If for any reason the Chancery Court is deemed to be an inappropriate venue for any such action, suit or proceeding, each party to this Agreement also submits to the exclusive jurisdiction of the courts of the State for Delaware. The parties hereby irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in the courts of the State of Delaware (including the Chancery Court) and the United States District Court from the District of Delaware, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

            8.8 Waiver of Jury Trial. Each party acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues, and therefore each party hereby irrevocably and unconditionally waives any right such party may have to a trial by jury in respect of any litigation directly or indirectly arising out of or relating to this Agreement, or the breach, termination or validity of this Agreement, or the transactions contemplated hereby. Each party certifies and acknowledges that (a) no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver, (b) each such party understands and has considered the implications of this waiver, (c) each such party makes this waiver voluntarily, and (d) each such party has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 8.8.

            8.9 Assignment. This Agreement shall be binding upon the parties hereto, all Stockholders and, to the extent expressly provided elsewhere in this Agreement, their respective permitted transferees and assigns (other than purchasers of equity securities pursuant to a Public Sale), together with in each case all successors, heirs, executors and administrators thereof, and shall inure to the benefit of the parties hereto, all Stockholders and, to the extent expressly provided elsewhere in this Agreement, assigns of the Stockholders, together, in each case, with all successors, heirs, executors and administrators thereof. Except as otherwise provided herein, no party may assign any of its rights or delegate any of its duties under this Agreement.

            8.10 Amendment and Waiver. Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement will be effective unless such modification, amendment or waiver is approved in writing by the Company, the Majority Onex Investors and Other Investors holding a majority of the Shares held by all Other Investors, provided, that a modification, amendment or waiver of Section 4.3(b) as to any Other Investor may be authorized by such Other Investor and the Board. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. No purported waiver shall be effective unless in writing. The waiver by any party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent or other breach.

            8.11 Remedies. The parties shall be entitled to enforce their rights under this Agreement specifically to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or temporary, preliminary or permanent injunctive relief (without posting a bond or other security) in order to enforce or prevent any violation of the provisions of this Agreement.

            8.12 Counterparts; Joinder. This Agreement may be executed in counterparts, each of which shall be considered an original, but all of which together shall constitute one and the same instrument. Additional Persons may become parties to this Agreement in accordance with the provisions of this Agreement or with the consent of the Company and the Majority Onex Investors, in either case by executing and delivering to the Company a joinder agreement.

            8.13 Complete Agreement. This Agreement, the documents expressly referred to herein (including the Registration Agreement) and other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understanding, agreements or representations by or among the parties, written or oral, that may be related to the subject matter hereof in any way.

                            [Signature Pages Follows]

      IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto, all as of the date first above written.




                                        SHG HOLDING SOLUTIONS, INC.



                                        By: /s/ Robert M. Le Blanc
                                            -------------------------
                                            Name:  Robert M. Le Blanc
                                            Title: President




              [Signature Page to Investor Equityholders Agreement]

      IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the undersigned Investor as of the date first written above.

                                  ONEX PARTNERS LP

                                  By: Onex Partners GP LP, its General Partner
                                  By: Onex Partners GP Inc., its General Partner

                                  By: /s/ Robert M. Le Blanc
                                      -------------------------------------
                                      Name:  Robert M. Le Blanc
                                      Title: President

                                  By: /s/ Anthony Munk
                                      -------------------------------------
                                      Name:  Anthony Munk
                                      Title: Vice President

                                  Address:

                                  Onex Partners LP
                                  712 Fifth Avenue, 40th Floor
                                  New York, NY 10019


                           [COUNTERPART SIGNATURE PAGE
                      TO INVESTOR STOCKHOLDERS AGREEMENT]

      IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the undersigned Investor as of the date first written above.

                                  ONEX US PRINCIPALS LP

                                  By: Onex American Holdings GP LLC, its General
                                      Partner

                                  By: /s/ Donald F. West
                                      -------------------------------------
                                      Name:  Donald F. West
                                      Title: Representative

                                  By:
                                      -------------------------------------
                                      Name:  Robert Le Blanc
                                      Title: Representative

                                  Address:

                                  Onex US Principals LP
                                  421 Leader Street
                                  Marion, OH 43302


                           [COUNTERPART SIGNATURE PAGE
                      TO INVESTOR STOCKHOLDERS AGREEMENT]

      EN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the undersigned Investor as of the date first written above.

                                  ONEX US PRINCIPALS LP

                                  By: Onex American Holdings GP LLC, its General
                                      Partner

                                  By:
                                      -------------------------------------
                                      Name:  Donald F. West
                                      Title: Representative

                                  By: /s/ Robert Le Blanc
                                      -------------------------------------
                                      Name:  Robert Le Blanc
                                      Title: Representative

                                  Address:

                                  Onex US Principals LP
                                  421 Leader Street
                                  Marion, OH 43302


                           [COUNTERPART SIGNATURE PAGE
                      TO INVESTOR STOCKHOLDERS AGREEMENT]

                  IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the undersigned Investor as of the date first written above.

                                  ONEX AMERICAN HOLDINGS II LLC

                                  By: /s/ Donald F. West
                                      -------------------------------------
                                      Name:  Donald F. West
                                      Title: Director

                                  Address:

                                  Onex American Holdings II LLC
                                  421 Leader Street
                                  Marion, OH 43302


                           [COUNTERPART SIGNATURE PAGE
                      TO INVESTOR STOCKHOLDERS AGREEMENT]

      IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the undersigned Investor as of the date first written above.

                                  SKILLED EXECUTIVE INVESTCO LLC

                                  By: /s/ Donald F. West
                                      -------------------------------------
                                      Name:  Donald F. West
                                      Title: Director

                                  Address:

                                  Onex American Holdings II LLC
                                  421 Leader Street
                                  Marion, OH 43302


                           [COUNTERPART SIGNATURE PAGE
                      TO INVESTOR STOCKHOLDERS AGREEMENT]

      IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the undersigned Investor as of the date first written above.

                                  /s/ Robert Haft
                                  -------------------------------------
                                  For: COLBY BARTLETT L.L.C.

                                  Address:

                                  2346 Massachusetts Ave., N.W.
                                  Washington, DC 20008
                                  Attn: Mr. Robert Haft


                           [COUNTERPART SIGNATURE PAGE
                      TO INVESTOR STOCKHOLDERS AGREEMENT]

      IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the undersigned Investor as of the date first written above.

                                  /s/ James T. Kelly
                                  -------------------------------------
                                  JAMES T. KELLY

                                  Address:

                                  64 Boggs Hill Road
                                  Newtown, CT 06470


                           [COUNTERPART SIGNATURE PAGE
                      TO INVESTOR STOCKHOLDERS AGREEMENT]

      IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the undersigned Investor as of the date first written above.

                                  /s/ Steven B. Epstein
                                  -------------------------------------
                                  STEVEN EPSTEIN

                                  Address:

                                  10105 Iron Gate Road
                                  Potomac, Maryland 20854


                           [COUNTERPART SIGNATURE PAGE
                       TO INVESTOR STOCKHOLDERS AGREEMENT]

                 IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the undersigned Investor as of the date first written above.

                                  /s/ William A. Sanger
                                  -------------------------------------
                                  WILLIAM A. SANGER

                                  Address:

                                  4715 South Humboldt Street
                                  Cherry Hills Village, CO
                                  80113


                           [COUNTERPART SIGNATURE PAGE
                      TO INVESTOR STOCKHOLDERS AGREEMENT]

      IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the undersigned Investor as of the date first written above.

                                  /s/ Joel I. Greenberg
                                  -------------------------------------
                                  JOEL I. GREENBERG

                                  Address:

                                  c/o Kaye Scholer LLP
                                  425 Park Avenue
                                  New York, NY 10022


                           [COUNTERPART SIGNATURE PAGE
                      TO INVESTOR STOCKHOLDERS AGREEMENT]

      IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the undersigned Investor as of the date first written above.

                                  /s/ Michael Boxer
                                  -------------------------------------
                                  MICHAEL BOXER

                                  Address:

                                  29 Ball Mill Drive
                                  Atlanta, GA 30350


                           [COUNTERPART SIGNATURE PAGE
                      TO INVESTOR STOCKHOLDERS AGREEMENT]

      IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the undersigned Investor as of the date first written above.

                                  /s/ Steven J. Shulman
                                  -------------------------------------
                                  STEVEN J. SHULMAN

                                  Address:

                                  39 Hazen Drive
                                  Avon, Connecticut 06001


                           [COUNTERPART SIGNATURE PAGE
                      TO INVESTOR STOCKHOLDERS AGREEMENT]

         IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto, all as of the date first above written.

                                  INVESTOR:

                                  CARIAD INVESTMENT HOLDINGS LTD,

                                  By: /s/ Craig Tessler, Asst. Secretary
                                      -------------------------------------
                                      Name:  CRAIG TESSLER
                                      Title: Asst. Secretary


               [Signature Page to Investor Stockholders Agreement]

      IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto, all as of the date first above written.

                                  INVESTOR:

                                  GRANITE INVESTMENTS, LP, by MKD Investment
                                  Company, LLC its general partner

                                  By: /s/ Robert Harabedian
                                      -------------------------------------
                                      Name:  Robert Harabedian
                                      Title: Managing Member


               [Signature Page to Investor Stockholders Agreement]

      IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the undersigned Investor as of the date first written above.

                                  /s/ William Scott
                                  -------------------------------------
                                  WILLIAM SCOTT

                                  Address:

                                  12612 Promontory St.
                                  Los Angeles, CA 90049


                           [COUNTERPART SIGNATURE PAGE
                      TO INVESTOR STOCKHOLDERS AGREEMENT]

      IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the undersigned Investor as of the date first written above.

                                  /s/ Kelly Atkins
                                  -------------------------------------
                                  KELLY ATKINS

                                  Address:

                                  c/o Skilled Healthcare Group, Inc.
                                  27442 Portola Parkway, Suite 200
                                  Foothill Ranch, CA 92610


                           [COUNTERPART SIGNATURE PAGE
                      TO INVESTOR STOCKHOLDERS AGREEMENT]

      IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the undersigned Investor as of the date first written above.

                                  /s/ John King
                                  -------------------------------------
                                  JOHN KING

                                  Address:

                                  c/o Skilled Healthcare Group, Inc.
                                  27442 Portola Parkway, Suite 200
                                  Foothill Ranch, CA 92610


                           [COUNTERPART SIGNATURE PAGE
                      TO INVESTOR STOCKHOLDERS AGREEMENT]

    IN WITNESS WHEREOF, this Agreement has been duly executed and delivered rsigned Investor as of the date first written above.

                                  /s/ Eddie Parades
                                  -------------------------------------
                                  EDDIE PARADES

                                  Address:

                                  c/o Skilled Healthcare Group, Inc.
                                  27442 Portola Parkway, Suite 200
                                  Foothill Ranch, CA 92610


                           [COUNTERPART SIGNATURE PAGE
                      TO INVESTOR STOCKHOLDERS AGREEMENT]

      IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the undersigned Investor as of the date first written above.

                                  /s/ John M. Miller
                                  -------------------------------------
                                  BAYLOR HEALTHCARE SYSTEM
                                  John M. Miller, Treasurer

                                  Address:

                                  2001 Bryan St. Ste. 2200
                                  Dallas, TX 75201


                           [COUNTERPART SIGNATURE PAGE
                      TO INVESTOR STOCKHOLDERS AGREEMENT]

      IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the undersigned Investor as of the date first written above.

                                  /s/ Roland Rapp
                                  -------------------------------------
                                  ROLAND RAPP

                                  Address:

                                  c/o Skilled Healthcare Group, Inc.
                                  27442 Portola Parkway, Suite 200
                                  Foothill Ranch, CA 92610


                           [COUNTERPART SIGNATURE PAGE
                       TO INVESTOR STOCKHOLDERS AGREEMENT]

      IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the undersigned Investor as of the date first written above,

                                  /s/ Boyd Hendrickson
                                  -------------------------------------
                                  BOYD HENDRICKSON

                                  Address:

                                  c/o Skilled Healthcare Group, Inc.
                                  27442 Portola Parkway, Suite 200
                                  Foothill Ranch, CA 92610


                           [COUNTERPART SIGNATURE PAGE
                      TO INVESTOR STOCKHOLDERS AGREEMENT]

      IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the undersigned Investor as of the date first written above.

                                  /s/ Jose Lynch
                                  -------------------------------------
                                  JOSE LYNCH

                                  Address:

                                  c/o Skilled Healthcare Group, Inc.
                                  27442 Portola Parkway, Suite 200
                                  Foothill Ranch, CA 92610


                           [COUNTERPART SIGNATURE PAGE
                      TO INVESTOR STOCKHOLDERS AGREEMENT]

                IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the undersigned Investor as of the date first written above.

                                  /s/ Mark Wortley
                                  -------------------------------------
                                  MARK WORTLEY

                                  Address:

                                  c/o Skilled Healthcare Group, Inc.
                                  27442 Portola Parkway, Suite 200
                                  Foothill Ranch, CA 92610


                           [COUNTERPART SIGNATURE PAGE
                      TO INVESTOR STOCKHOLDERS AGREEMENT]